Exhibit 99.1

American Resources Corporation Provides COVID-19 Update on Operations and Outlook

Company is well positioned to be a high-growth, worldwide supplier of metallurgical carbon and quickly respond to demand and needs of the infrastructure industry

April 14, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / April 14, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace with a primary focus on the extraction, processing, transportation and distribution of metallurgical carbon to the steel and specialty metals industries, announced today an update on its operations and outlook in regards to the global COVID-19 outbreak.

The Company always takes an employee safety first policy and is taking all precautionary steps to ensure a safe working environment to protect the health of its employees and others, and to mitigate the spread of the virus. To date, American Resources does not have any cases of COVID-19 with any of its employees. Additionally, the Company has donated its total available supply of N95 masks to the Veterans Center in Hazard, Kentucky to help support first responders.

Mark Jensen, Chairman and CEO of American Resources Corporation stated, “First and foremost, our thoughts and prayers are with everyone during these unique and trying times. Secondly, I would highlight that American Resources has been built to withstand these turbulent markets. Our low holding cost platform focuses on efficiency, safety and flexibility and enables us to react quickly and efficiently to different market conditions. We feel this attribute sets us apart from the traditional legacy competitive landscape within our industry.”

Given the state of the global commodities markets, American Resources is focused exclusively on using this time to improve the Company for the short, medium and long term while ensuring its team is working at a safe distance. The Company is well positioned, given its nimble operating structure to ramp up operations to meet customer demands and opportunities while also doing so in a very low operating cost structure for our shareholders. Current maintenance and development activities include:

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Enhancing mine plans to significantly reduce operating cost structure;

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Reducing environmental impact through reclamation activities;

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Developing plans to optimize existing organic growth to support next five-year industry demand growth; and

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Evaluating strategic opportunities to expand footprint as they come available.

“We remain focused on the safety of our workers and our ability to provide our customers with a reliable, sustainable supply of high-quality product and one of the best growth pipelines in the industry. We’re confident that we have positioned ourselves well in a market that is seeing massive supply disruptions and where we have the ability to quickly respond to demand and needs of the infrastructure industry,” added Mr. Jensen.

American Resources has been a consolidator and operator of quality metallurgical carbon assets within the Central Appalachian basin (CAPP) to serve customers in the steelmaking, specialty alloy metals, and industrial marketplaces. Its next-generation model and philosophy is to restructure existing, legacy operations to better fit the modern-day marketplace by eliminating legacy costs and liabilities to significantly reduce the overall operating costs.

Perry County Resources

As previously announced, American Resources has completed its post-acquisition restructuring efforts of its Perry County Resources (“PCR”) subsidiary and is now working with regulators to approve its revised mine plans of its retained E4-2 mine. Once approved, PCR is well positioned to supply high-quality PCI and specialty stoker-sized products to steel, specialty-alloy metal and industrial customers.

McCoy Elkhorn

The Company’s McCoy Elkhorn complex is a supplier of High-Vol A/B metallurgical carbon to the global steelmaking market. With current production coming from two mines, Carnegie 1, in the Lower Alma seam, and Mine 15 in the Glamorgan seam, the Company has a number of additional mines that can be brought online quickly to respond to additional demand. Those mines include Carnegie 2, Carnegie 3 and PointRock.

American Resources Corporation continues to focus on its growth objective by efficiently leveraging its large number of core mining permits and through identifying strategic, supplemental acquisitions. The Company is committed to being one of the lowest cost operators in the Central Appalachian basin (CAPP) and throughout all its carbon mining, processing, and transportation operations.

About American Resources Corporation

American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:

JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation

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